As filed with the Securities and Exchange Commission on August 23, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMITH & WESSON HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	87-0543688

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
(800) 331-0852
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael F. Golden
President and Chief Executive Officer
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
(800) 331-0852
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Robert S. Kant, Esq.
Elizabeth W. Fraser, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of	Amount to be	offering price per	Proposed maximum	Amount of
securities to be registered	registered(1)	share (2)	aggregate offering price(2)	registration fee
Common Stock, par value $.01	15,000,000 shares	$8.71	$130,650,000	$13,980

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. Calculated based upon the average of the high and low sales prices of the registrant’s common stock on August 21, 2006 as reported on the Nasdaq Global Select Market.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 23, 2006
PROSPECTUS
15,000,000 shares of Common Stock
SMITH & WESSON HOLDING CORPORATION
     We may offer from time to time up to 15,000,000 shares of our common stock at prices and on terms to be determined at or prior to the time of sale.
     We may offer and sell our common stock, in the same offering or in separate offerings, to or through underwriters, dealers, and agents or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our common stock and their compensation will be described in an accompanying prospectus supplement. We will pay all expenses of the offering.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWHC.” We will make application to list any shares of common stock sold under this prospectus and any prospectus supplement on the Nasdaq Global Select Market. The last reported sales price of our common stock on the Nasdaq Global Select Market on August 22, 2006 was $8.80 per share.
     This prospectus may not be used to consummate a sale of our common stock unless accompanied by a supplement to this prospectus.
     You should consider the risks we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _______, 2006

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our common stock.
 i

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.
The Company
     We are the largest manufacturer of handguns in the United States and the largest U.S. exporter of handguns. We manufacture revolvers, pistols, and related products and accessories for sale primarily to gun enthusiasts, collectors, hunters, sportsmen, protection focused individuals, public safety agencies and officers, and military agencies in the United States and throughout the world. We also market tactical rifles. We have manufacturing facilities in Springfield, Massachusetts and Houlton, Maine, both of which are primarily used to manufacture our products. In addition, we pursue opportunities to license our name and trademarks to third parties for use in association with their products and services. We plan to increase substantially our product offerings and our licensing program to leverage the 150-plus year old “Smith & Wesson” name and capitalize on the goodwill developed through our historic American tradition by expanding consumer awareness of products we produce or license in the safety, security, protection, and sport markets.
Our Strategy
     Our objective is to become a global leader in the safety, security, protection, and sport businesses. Key elements of our strategy to achieve this objective include the following:
•	enhancing existing and introducing new products,

•	entering new markets,

•	enhancing manufacturing productivity,

•	capitalizing on our brand name,

•	emphasizing customer satisfaction and loyalty, and

•	pursuing strategic relationships and acquisitions.
Our History
     Our wholly owned subsidiary, Smith & Wesson Corp., was founded in 1852 by Horace Smith and Daniel B. Wesson. Mr. Wesson purchased Mr. Smith’s interest in 1873. The Wesson family sold Smith & Wesson Corp. to Bangor Punta Corp. in 1965. Lear Siegler Corporation purchased Bangor Punta in 1984, thereby gaining ownership of Smith & Wesson Corp. Forstmann Little & Co. purchased Lear Siegler in 1986 and sold Smith & Wesson Corp. shortly thereafter to Tomkins Corporation, an affiliate of UK-based Tomkins PLC. We purchased Smith & Wesson Corp. from Tomkins in May 2001 and changed our name to Smith & Wesson Holding Corporation in February 2002.
Our Offices
     We maintain our principal executive offices at 2100 Roosevelt Avenue, Springfield, Massachusetts 01104. Our telephone number is (800) 331-0852. Our website is located at www.smith-wesson.com.
The Offering

Common Stock offered by the company	15,000,000 shares

Use of proceeds	We will use the net proceeds we receive from sales of common stock by us for general corporate purposes.

Nasdaq Global Select Market	SWHC

RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2006, which is incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.
FORWARD-LOOKING STATEMENTS
     This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.
     Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Form 10-K for the year ended April 30, 2006. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We do not have any obligation to release updates or any changes in events, conditions, or circumstances on which any forward-looking statement is based or to conform those statements to actual results.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Through our website at www.smith-wesson.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered hereby under the Securities Act of 1933. This prospectus does not contain all the information included in the registration statement. You may obtain the registration statement and exhibits to the registration statement as set forth above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
     We incorporate by reference into this prospectus the following documents:
•	Annual Report on Form 10-K for the year ended April 30, 2006.

•	Proxy Statement filed with the SEC on August 14, 2006.

•	Current Report on Form 8-K filed with the SEC on May 19, 2006.

•	Current Report on Form 8-K filed with the SEC on July 10, 2006.

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on July 19, 2006.

•	All documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus and before the termination of this offering.
     You may request a copy of these filings at no cost, by writing or telephoning us as follows:
Smith & Wesson Holding Corporation
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
(800) 331-0852
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
USE OF PROCEEDS
     Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of common stock offered hereby for general corporate purposes, which may include the repayment of indebtedness which may be outstanding from time to time or the consideration for any acquisitions that we may make.
PROSPECTUS SUPPLEMENTS
     This prospectus provides you with a general description of the proposed offering of shares of our common stock. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any common stock that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive, and the other specific terms related to that offering of common stock.
PLAN OF DISTRIBUTION
     We may sell the shares of common stock described in this prospectus from time to time in one or more of the following ways:
•	to or through underwriters or dealers,

•	directly to one or more purchasers,

•	through agents, or

•	through a combination of any of those methods of sale.

     The prospectus supplement with respect to the offered shares of common stock will describe the terms of the offering, including the following:
•	the name or names of any underwriters or agents,

•	any initial public offering price,

•	the proceeds to us from such sale,

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchanges on which the shares may be listed.
     We may distribute the shares from time to time in one or more of the following ways:
•	any securities exchanges on which the shares may be listed.

•	at a fixed public offering price or prices, which may be changed,

•	at prices relating to prevailing market prices at the time of sale,

•	at varying prices determined at the time of sale, or

•	at negotiated prices.
     Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by exercising their over-allotment option or purchasing shares of our common stock in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.
     Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain members of such firm beneficially owned 80,000 shares of our common stock as of the date of this prospectus.
EXPERTS
     The consolidated balance sheet of our company as of April 30, 2006 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows, and the related financial statement schedule of valuation and qualifying accounts for the year ended April 30, 2006 and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended April 30, 2006 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent set forth in their reports incorporated herein by reference and have been so incorporated in reliance on such reports given on the authority of said firm as experts in auditing and accounting. The consolidated balance sheet of our company as of April 30, 2005 and the related consolidated statements of income and comprehensive income, of changes in stockholders’ equity, of cash flows, and the related financial statement schedule of valuation and qualifying accounts for the years ended April 30, 2005 and 2004, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended April 30, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

15,000,000 Shares
Smith & Wesson
Holding Corporation
Common Stock

PROSPECTUS

, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates except for the registration fee:

Amount to be Paid
SEC Registration Fee	$13,121
Accountants’ Fees and Expenses	30,000
Legal Fees and Expenses	50,000
Printing and Engraving Expenses	10,000
Miscellaneous Fees	3,020

Total	$107,000

Item 15. Indemnification of Directors and Officers.
     The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Nevada General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).
     Under Nevada law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

Item 16. Exhibits

Exhibit
Number	Exhibit

4.1	Form of Certificate of Common Stock

4.7	Rights Agreement, dated as of August 25, 2005, by and between the Registrant and Interwest Transfer Company, Inc., as Rights Agent (1)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 8-A filed with the SEC on August 25, 2005.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (e) The undersigned registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, state of Massachusetts, on the 23rd day of August, 2006.

SMITH & WESSON HOLDING CORPORATION
By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Michael F. Golden and John A. Kelly and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Barry M. Monheit	Chairman of the Board	August 23, 2006
Barry M. Monheit

/s/ Michael F. Golden Michael F. Golden	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 23, 2006

/s/ John A. Kelly John A. Kelly	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 23, 2006

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	August 23, 2006

/s/ John B. Furman John B. Furman	Director	August 23, 2006

Colton R. Melby	Director

/s/ James J. Minder James J. Minder	Director	August 23, 2006

/s/ Mitchell A. Saltz Mitchell A. Saltz	Director	August 23, 2006

/s/ Robert L. Scott Robert L. Scott	Director	August 23, 2006

/s/ I Marie Wadecki I. Marie Wadecki	Director	August 23, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Form of Certificate of Common Stock

4.7	Rights Agreement, dated as of August 25, 2005, by and between the Registrant and Interwest Transfer Company, Inc., as Rights Agent (1)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 8-A filed with the SEC on August 25, 2005.